Exhibit 99 (c)(6)

               HIGHLY CONFIDENTIAL  Project Metal  D I S C U S S I O N M AT E R I A L S  2 2 J A N U A R Y 2 0 2 0  C O N F I D E N T I A L

                 HIGHLY CONFIDENTIAL  DisclaimerThe information herein has been prepared by Lazard based upon information supplied by Titanium or Silver, or publicly available information, and portions of the information herein may be based upon publicly available statements, estimates and forecasts with respect to the anticipated future performance of Titanium and/or certain statements, estimates and forecasts provided by Titanium with respect to the anticipated future performance of Titanium. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Titanium, Silver or any other entity, or concerning solvency or fair value of Titanium, Silver or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of Titanium. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of Titanium, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. Lazard is not providing an opinion as to the relative merits of a transaction with Silver as compared to any other transaction or business strategy in which Titanium might engage or the merits of the underlying decision by Titanium to engage in a transaction with Silver. These materials do not constitute tax, accounting, actuarial, legal or other specialist advice, and Lazard shall have no duties or obligations in respect of these materials or other advice provided, except to the extent specifically set forth in the engagement agreement that has been entered into by Lazard and the Special Committee.  P R O J E C T M E T A L  C O N F I D E N T I A L

                 HIGHLY CONFIDENTIAL  Table of Contents  P R O J E C T M E T A L  C O N F I D E N T I A L  I EXECUTIVE SUMMARY & SITUATION OVERVIEW  1  II TITANIUM MANAGEMENT BUSINESS PLAN  5  III TITANIUM FINANCIAL ANALYSIS  7

                 HIGHLY CONFIDENTIAL  C O N F I D E N T I A L  I Executive Summary & Situation Overview  P R O J E C T M E T A L

HIGHLY CONFIDENTIAL

PROJECT METAL | EXECUTIVE SUMMARY & SITUATION OVERVIEW

# Executive Summary: Situation Overview

**The Special Committee of the Board of Titanium is contemplating a transaction whereby entities affiliated with Silver would acquire for $57 per share/unit in cash (i) 100% of Titanium common equity and (ii) a number of OP units owned by the Titanium Family (the "Converting Titanium Family OP Units") such that the Titanium Family would retain a 20% economic interest in a NewCo JV with Silver post-closing (the "Transaction"); the Titanium organization is expected to remain in place and continue managing the portfolio under a new operating agreement**

- **Titanium owns, operates and develops high quality shopping malls across the U.S., Puerto Rico, South Korea and China**
  - Market capitalization of ~$5.1Bn and a TEV of ~$10.3Bn at share based on the indicative $57 per share/unit offer price
- **Titanium's Board has been active in considering opportunities for value creation given Titanium's trading discount and operating and capital markets challenges**
  - Titanium share price of $32.43 as of 1/21/2020 represents a ~48% discount to NAV[a]
  - Trading relative to Silver has weakened significantly
    - Current Titanium NTM FFO multiple of 8.8x represents a 3.0x discount to Silver, and compares to a 1.6x discount and 0.4x premium over a 1-year and 3-year historical average, respectively[b]
    - Implied exchange ratio of 0.22x as of 1/21/2020 remains near an all-time low
- **Transaction represents second attempt at a potential tie up between Titanium and Silver**
  - Silver (in partnership with Westfield America) previously made an unsolicited offer for Titanium in late 2002
    - Proposal of $20 represented a ~35% premium to Titanium's unaffected price as of 11/12/2002
    - Transaction could not be completed as Titanium Family did not support the deal as proposed

LAZARD

Source: *Titanium Management projections as presented on 1/6/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Agreement and Plan of Merger dated [1/20/2020] and draft Joint Venture Operating Agreement dated [1/20/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 1/21/2020.*

(a) FactSet Consensus NAV of $62.83 and GSA NAV estimate of $67.90.

(b) Per FactSet consensus estimates.

1

HIGHLY CONFIDENTIAL

PROJECT METAL | EXECUTIVE SUMMARY & SITUATION OVERVIEW

# Executive Summary: Situation Overview (cont'd)

- **Titanium Family retains substantial control rights vis-à-vis the publicly traded company and subsidiary entities**
  - Ability to vote ~30% economic interest through Series B preferred shares
  - Consent right over any sale of (i) the Titanium OP and (ii) the Designated Properties[a]
  - Bargain purchase option with respect to Titanium's management platform
- **Transaction contemplates Silver's acquisition of (i) 100% of Titanium common equity and (ii) the Converting Titanium Family OP Units**
  - Titanium Family will roll its interest such that it will retain 20% of NewCo JV with Silver owning the 80% balance
  - All-cash consideration of $57 per share/unit for selling share/unitholders
    - Includes Titanium common equity and Series B preferred shares held by Titanium Family
    - Certain non-Titanium Family unitholders may elect to receive Silver OP units in lieu of cash
  - Titanium organization to remain in place with Titanium Family retaining significant governance rights
    - Titanium Family governance rights subject to its retaining >8% ownership of NewCo JV
  - Titanium Family will have right beginning at the 2nd anniversary of closing to sell 20% of its interest annually
    - Sale right cumulative such that up to 40% could be sold after the 3rd anniversary, 60% after the 4th anniversary, etc.
    - Titanium Family also will have a one-time right to sell 100% of its interest between the 2nd and 3rd anniversary of closing
    - Valuation would reflect the greater of (i) applying Silver's LTM FFO multiple to Titanium's LTM FFO (excluding G&A) and (ii) third-party valuation process (excluding G&A, but including a market-rate management fee)

LAZARD

Source: *Titanium Management projections as presented on 1/6/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Agreement and Plan of Merger dated [1/20/2020] and draft Joint Venture Operating Agreement dated [1/20/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 1/21/2020.*

(a) Designated Properties are Beverly Center, Cherry Creek Shopping Center, Twelve Oaks Mall, The Mall at Short Hills and Stamford Town Center.

2

**HIGHLY CONFIDENTIAL**

PROJECT METAL | EXECUTIVE SUMMARY & SITUATION OVERVIEW

# Titanium Common Share Price Performance

**Titanium is trading near a 3-year low, and is down ~36% in the last 12 months and ~21% since Forever 21's bankruptcy announcement**

**TITANIUM COMMON SHARE PRICE SINCE 2017**



Titanium Share Price
Volume (MM)
$80
$70
$60
$50
$40
$30
$20
$10
7.0
6.0
5.0
4.0
3.0
2.0
1.0
-
$57 Offer Price
11.9%
$32.43
Jan-17
Apr-17
Jul-17
Oct-17
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Short Interest % Over Time
Operations / Capital Allocation
Industry News
Transactions News
Shareholder Activism

| | | | | | |
|---|---|---|---|---|---|
| A | 2/9/2017: Reports solid 16YE Earnings but gives 17YE Guidance less than consensus | G | 3/26/2018: GGP agrees to be acquired after Brookfield raises its offer | M | 11/2/2018: Announced $500MM redesign of Beverly Center |
| B | 3/2/2017: L&B issues letter proposing the nomination of 2 directors to the board | H | 5/16/2018: Elliot Management reported to have sold its stake(a) | N | 2/14/2019: Announced agreement to sell 50% of interest in 3 Asia-backed shopping centers |
| C | 11/13/2017: Bloomberg reports that Elliot Management is building a stake(a) | I | 5/18/2018: ISS voices support for L&B Plan; Litt subsequently elected to Board | O | 4/30/2019: Lowered FFO outlook and disclosed acquisition of interest in The Gardens Mall |
| D | 11/13/2017: Brookfield Property proposes an acquisition of GGP for $23.00/share | J | 7/30/2018: Titanium forms JV to construct a shopping mall in South Korea | P | 5/30/2019: Jonathan Litt steps down from the Board; L&B issues letter following month |
| E | 12/12/2017: Unibail-Rodamco agrees to acquire Westfield Corp. | K | 10/15/2018: Sears files for bankruptcy | Q | 9/19/2019: Announced completion of sale of 50% interest in Starfield Hanam to Blackstone |
| F | 3/19/2018: Claire's files for bankruptcy | L | 10/30/2018: Q3 Earnings beat, but guides down Q4 numbers below consensus | R | 9/30/2019: Forever 21 files for bankruptcy |

LAZARD

3

Source: Company filings, FactSet and Bloomberg as of 1/21/2020.
(a) Elliott Management entered position at a weighted average price of $49.03 and exited position at a weighted average price of $55.07 per Bloomberg.

HIGHLY CONFIDENTIAL

PROJECT METAL | EXECUTIVE SUMMARY & SITUATION OVERVIEW

# Executive Summary: Transaction Overview

## Summary Overview

- **Transaction contemplates Silver's acquisition of (i) 100% of Titanium common equity and (ii) the Converting Titanium Family OP Units**
  - All-cash consideration of $57 per share/unit
  - Certain incentive equity awards not eligible for vesting at closing would be exchanged for similar awards in NewCo
- **$363MM of Titanium Series J/K Preferred Stock to be redeemed for cash**
- **Existing Titanium debt to be assumed or refinanced at closing**
- **No financing condition**
- **Shareholder vote conditions:**
  - 2/3 of Titanium common stock and Series B Preferred Stock (voting together)
  - Majority of Titanium common stock and Series B Preferred Stock (voting together) excluding any shares owned the Titanium Family
  - Majority of Series B Preferred Stock
  - Titanium OP Approval by a majority of partners other than Titanium and any Parity Preferred Partner
- **45-day Go-Shop to commence at signing**
- **Titanium Family will have right beginning at the 2nd anniversary of closing to sell 20% of its interest annually**
  - Cumulative sale right such that 100% may be sold after 6-years
  - One-time right to sell 100% between 2- and 3-years
- **All financial analysis reflects Titanium projections at its respective ownership share in its portfolio of real estate and other assets**

## Implied Titanium Valuation ($MM)

*($ In MMs, presented at share)*

| | |
|---|---|
| **Total Consideration per Titanium Share/Unit** | **$57.00** |
| *Shares/Units Outstanding (MM)* | |
| Common Shares Outstanding | 61.2 |
| TRG Units | 26.4 |
| Other Dilutive Securities (a) | 1.0 |
| **Total Shares/Units Outstanding (MM)** | **88.6** |
| **Implied Market Capitalization** | **$5,052** |
| Consolidated Secured Debt at Share | $2,220 |
| Share of Unconsolidated Secured Debt | 1,510 |
| Credit Facilities & Term Loans (b) | 1,200 |
| **Outstanding Debt** | **$4,930** |
| Preferred Stock | 363 |
| Less: Cash & Equivalents | (68) |
| **Total Enterprise Value** | **$10,277** |
| Development @ Book Value | (259) |
| Peripheral Land | (17) |
| Other Tangible (Assets) & Liabilities | 112 |
| **Value of Operating Real Estate** | **$10,114** |

### Select Valuation & Trading Metrics

| | | |
|---|---|---|
| **Implied Premium / Discount to Titanium Share Price:** | | |
| As of 1/21/2020 ($32.43) | | 75.8% |
| 52-Week Low ($29.59 on 12/17/2019) | | 92.6% |
| 52-Week High ($54.30 on 4/5/2019) | | 5.0% |
| *Select VWAP Observations:* | | |
| *20-Day VWAP ($31.04)* | | *83.7%* |
| *30-Day VWAP ($30.91)* | | *84.4%* |
| *90-Day VWAP ($33.89)* | | *68.2%* |
| *6-Month VWAP ($35.70)* | | *59.6%* |
| *1-Year VWAP ($40.45)* | | *40.9%* |
| Green Street NAV ($67.90) | | (16.1%) |
| Consensus NAV ($62.83) | | (9.3%) |
| **Implied Multiples on Offer Price (Cons. / Mgmt.):** | Consensus | Mgmt. |
| 2020E FFO per Share/Unit ($3.68 / $3.65) | 15.5x | 15.6x |
| 2020E AFFO per Share/Unit ($2.52 / $2.57) | 22.6x | 22.2x |
| **Implied Cap Rate:** | Green Street | Mgmt. |
| 2020E Cash NOI at Share (c) | 5.7% | 5.8% |

Source: *Titanium Management projections as presented on 1/6/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Agreement and Plan of Merger dated [1/20/2020] and draft Joint Venture Operating Agreement dated [1/20/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 1/21/2020.*

Note: Net debt reflects 2019E projected balances per Management. Development at Book Value, Peripheral Land and Other Tangible Assets / (Liabilities) as of 9/30/2019.

(a) Assumes Management-provided share/unit count as of 12/31/2019 which includes RST Phantom Units, Award Profits Units and additional common shares assuming conversion of Series B Preferred Stock.

(b) Includes $12MM debt attributed to Titanium's US office headquarters.

(c) Green Street implied cap rate represents NTM NOI as of Q3 2019.

LAZARD 4

                 HIGHLY CONFIDENTIAL  C O N F I D E N T I A L  II Titanium Management Business Plan  P R O J E C T M E T A L

HIGHLY CONFIDENTIAL

PROJECT METAL

II TITANIUM MANAGEMENT BUSINESS PLAN

# Titanium Management Business Plan: Summary Projections

## Key Management Assumptions

- **2020E**: Reflects Management budget
- **NOI**: Reflects Management designation on forward outlook and supported by property-level
  - Existing property growth at 2.0% for Tier I assets, 0.0% for Tier II assets, (2.0)% for Tier III assets and 4.0% for Asian assets
  - Tiered growth rates are before any impact from center-specific development activity
- **G&A**: Budgeted internally for 2020E and grown at 2.0% thereafter
  - Includes share of Asia G&A initially at $8.2MM in 2020B increasing to $10.5MM by 2024E
- **Capex**: Run-rate of ~$60-70MM in maintenance capex starting in 2021E, with variance driven primarily by leasing activity and deferred capex
  - Project capex relates to currently identified opportunities and renovations, and includes ~$105MM related to Anseong development
- **Dividend**: No dividend growth assumed

## Projected Income Statement @ Titanium Share

| *($ in MMs, @ Titanium Share)* | | Management Projections | | | | | CAGR | |
|---|---|---|---|---|---|---|---|---|
| | 2019E | 2020B | 2021E | 2022E | 2023E | 2024E | '19E-'24E | '20B-'24E |
| **Titanium Comparable Cash NOI** | $590 | $582 | $588 | $599 | $610 | $618 | 0.9% | 1.5% |
| Straight-Line of Rents | 9 | 7 | 8 | 8 | 8 | 8 | | |
| **GAAP Comparable NOI** | $600 | $589 | $597 | $608 | $618 | $626 | 0.9% | 1.5% |
| *Comparable NOI Growth* | | (1.8%) | 1.3% | 1.9% | 1.7% | 1.4% | | |
| Development NOI (a) | - | $1 | $19 | $28 | $34 | $42 | | |
| Lease Cancellation Income | 10 | 10 | 9 | 7 | 6 | 5 | | |
| Non-Operating Income | 10 | 0 | 0 | 0 | 0 | 0 | | |
| Anseong Property Management Fee | - | 1 | - | - | - | - | | |
| Other Income | 4 | - | - | - | - | - | | |
| U.S. Recurring G&A | (46) | (41) | (42) | (42) | (43) | (44) | | |
| Asia G&A | (11) | (8) | (10) | (10) | (10) | (10) | | |
| **Recurring EBITDA** | $565 | $552 | $573 | $591 | $605 | $619 | 1.8% | 2.9% |
| *Recurring EBITDA Growth* | | (2.3%) | 3.7% | 3.2% | 2.4% | 2.4% | | |
| Non-Recurring Items - EBITDA (b) | ($11) | - | - | - | - | - | | |
| Interest Expense | (207) | (197) | (210) | (217) | (227) | (225) | | |
| Non-Real Estate Depreciation | (5) | (4) | (4) | (4) | (4) | (4) | | |
| Income Tax Expense | (3) | (1) | (1) | (1) | (2) | (2) | | |
| Income Tax | (3) | (2) | (2) | (2) | (2) | (2) | | |
| Preferred Dividends | (23) | (23) | (23) | (23) | (23) | (23) | | |
| Other Cash Items | (2) | - | - | - | - | - | | |
| **Funds From Operations (c)** | $312 | $324 | $332 | $343 | $346 | $363 | | |
| Non-Recurring Items (b) | 13 | - | - | - | - | - | | |
| **Adjusted Funds From Operations** | $325 | $324 | $332 | $343 | $346 | $363 | 2.3% | 2.9% |
| **Adjusted FFO per Share/Unit** | $3.68 | $3.65 | $3.73 | $3.85 | $3.88 | $4.06 | 2.0% | 2.7% |
| *Adjusted FFO per Share/Unit Growth* | | (0.7%) | 2.3% | 3.1% | 0.8% | 4.6% | | |
| Straight-Line of Rents | | ($7) | ($8) | ($8) | ($8) | ($8) | | |
| Straight-Line of Ground Leases | | 2 | 2 | 2 | 2 | 2 | | |
| Capital Expenditures - CAM | | (49) | (35) | (32) | (30) | (28) | | |
| Capital Expenditures - Leasing | | (42) | (34) | (40) | (33) | (31) | | |
| **Funds Available for Distribution** | | $228 | $256 | $264 | $276 | $297 | | 6.8% |
| **FAD per Share/Unit** | | $2.57 | $2.88 | $2.96 | $3.10 | $3.32 | | 6.6% |
| *FAD per Share/Unit Growth* | | | 12.1% | 2.8% | 4.6% | 7.2% | | |
| Non-Real Estate Depreciation | | $4 | $4 | $4 | $4 | $4 | | |
| Stock-Based Compensation | | 11 | 11 | 11 | 11 | 11 | | |
| Proceeds from Stamford & Xian Sales | | 52 | - | - | - | - | | |
| Development & Renovation CapEx | | (238) | (92) | (60) | (43) | - | | |
| Fees Associated w/ Financing Activity | | (0) | (0) | (0) | (3) | (6) | | |
| Debt Amortization | | (32) | (41) | (46) | (46) | (46) | | |
| Debt Draw/(Paydown) - ex. Revolver | | 252 | 3 | 103 | 207 | 122 | | |
| **Net Change in Cash (Pre-Distributions)** | | $278 | $141 | $275 | $407 | $382 | | |
| Distributions | | (236) | (236) | (236) | (236) | (236) | | |
| **Net Change in Cash (Post-Distributions)** | | $42 | ($94) | $39 | $171 | $146 | | |

Source: *Company filings and Titanium Management projections as presented on 1/6/2020. All cash flows at Titanium share.*

(a) Excludes Redevelopment NOI at Beverly Center due to straight-line growth projection.

(b) Includes $11MM in EBITDA-related adjustments (shareholder activism, restructuring, transaction expenses, one-time promote fee, FV adjustment of equity securities) and $2MM in income tax-related adjustments (Blackstone transaction and promote fee).

(c) FFO per Company definition.

LAZARD

5

             HIGHLY CONFIDENTIALP R O J E C T M E T A L I I T I T A N I U M M A N A G E M E N T B U S I N E S S P L A NTitanium Management Business Plan: Summary Projections (cont’d)  KEY MANAGEMENT ASSUMPTIONS  PROJECTED CAPITAL STRUCTURE @ TITANIUM SHARE   2020E: Reflects Management budget; 2019E reflects cash flow bridge between Q3 and Q4 2019 Mortgage Debt: Secured debt assumed to roll at debt yields of ~10-15% depending on property, with interest rates generally assumed at 5.0-5.5%Asian debt balances pro forma assuming Blackstone sale closed at year-end 2019E Corporate Debt: Refinanced at par with same fixed interest rate / spread to LIBORCorporate revolver partially paid down with remaining proceeds from sale of X’ian JV, expected to be received Q1 2020 LIBOR: All floating rate debt not subject to swap agreements utilizes projected 1M forward LIBOR curve plus 25bps of cushion + quoted spread Cash Balance: Assumes minimum cash balance of $50MM starting in 2020E; Asia balance accrues through FCF generation Asset Sales: Assumes Stamford sold at year- end 2020E for $25MM at share; ~$27MM of X’ian proceeds to be received in Q1 2020Stamford sale reflects ~15% cap rate Shares/Units Outstanding: Assumes no equity issuance other than vesting of in-place awards and continuation of stock-based compensation at~$11MM per year  Source:(a)(b)  Company filings and Titanium Management projections as presented on 1/6/2020. All cash flows at Titanium share.Reflects debt attributed to Titanium’s US office headquarters.2024E Net Debt / NTM EBITDA ratio assumes 2024E EBITDA is grown at rate equal to 5-year recurring EBITDA CAGR of ~1.8%.                       Management Projections 2019E 2020B 2021E 2022E 2023E 2024E        ($ in MMs, @ Titanium Share)D ebt Summary:Consolidated Mortgages Unconsolidated Mortgages  $2,220 1,510  $2,323 1,628  $2,273 1,640  $2,248 1,722  $2,423 1,708  $2,403 1,803  Total Mortgage DebtImplied Mortgage Debt YieldUnsecured Term Loans Other Unsecured Debt (a)Unsecured Revolving Credit Facilities  $3,73015.8%$525 12663  $3,95114.7%$525 12676  $3,91315.5%$525 12781  $3,97015.8%$525 12757  $4,13115.6%$525 12614  $4,20715.7%$525 12497  Total Unsecured Debt  $1,200  $1,213  $1,318  $1,294  $1,151  $1,034  Total Debt  $4,930  $5,164 $5,232 $5,264 $5,282 $5,241  Implied Total Debt YieldPreferred Equity  12.0%363  11.3%363  11.6%363  11.9%363  12.2%363  12.6%363  Total Debt & Preferred EquityLess: U.S. Cash Less: Asia Cash  $5,293(63)(5)  $5,527(50)(73)  $5,594(50)(84)  $5,626(50)(99)  $5,645(50)(127)  $5,604(50)(157)  Total Net Debt & Preferred Equity $5,225 $5,403 $5,460 $5,478 $5,467 $5,397  9.4x 9.2x 9.1x 8.8x 8.6x  Net Debt & Pref. / NTM EBITDA (b) 9.5xC hange in Debt: Debt Amortization Debt IssuanceRevolver Draw/(Paydown)  ($32) 25213  ($41) 3105  ($46) 103(25)  ($46) 207(143)  ($46) 122(117)  Change in Debt Balance  $234  $68  $32  $18  ($41)  D ebt & Preferred Service:Interest ExpensePreferred Dividends Debt Amortization  $196 2332  $210 2341  $217 2346  $227 2346  $225 2346  Annual Debt & Preferred Service $250 $274 $286 $297 $294  Basic Shares/Units Outstanding Plus: Dilution Impact  87.31.1  87.61.2  87.61.2  87.61.4  87.61.7  87.61.9  Diluted Shares/Units Outstanding 88.3 88.8 88.9 89.1 89.3 89.5   CAGR '19E-'24E '20B-'24E2.4% 1.6%1.2% 0.4%1.1% 0.3%0.7% (0.0%)3.6%- 9.8%4.1%0.2%                                                                                                  6

                 HIGHLY CONFIDENTIAL  C O N F I D E N T I A L  III Titanium Financial Analysis  P R O J E C T M E T A L

 HIGHLY CONFIDENTIAL              I I I T I T A N I U M F I N A N C I A L A N A L Y S I S  P R O J E C T M E T A L                                                                                                        Titanium Valuation RangeMETHODOLOGY IMPLIED $ PRICE PER SHARE/UNIT RANGE  COMMENTS & ASSUMPTIONS  Discounted Cash Flows  WACC range of 5.5-6.5%Exit cap rate range of 5.5-6.5%  Select Comparable Companies Public Trading  Current NTM FFO (x)  7.5-11.5x range applied to Titanium’s NTM FFO per share/unit of $3.65 (2020E FFO)Midpoint reflects current average NTM FFOx of Select Comparable Companies  1-Year NTM FFO (x)  9.2-13.2x range applied to Titanium’s NTM FFO per share/unit of $3.65 (2020E FFO)Midpoint reflects 1-year historical average NTM FFOx of Select Comparable Companies  3-Year NTM FFO (x)  11.1-15.1x range applied to Titanium’s NTM FFO per share/unit of $3.65 (2020E FFO)Midpoint reflects 3-year historical average NTM FFOx of Select Comparable Companies  Transaction Precedents  5.8% cap rate + 50bps based on average of Brookfield / GGP and WPG / Glimcher transactions  Additional Analysis(For Reference Purposes Only)  52-Week High/Low  52-Week High on 4/5/201952-Week Low on 12/17/2019  Analyst Price Target Estimates  Reflects range across ten analyst estimatesMean and median price targets of $35.65 and $33.50 per share, respectively  Comparable Company Trading Premium/ (Discount) to NAV  Reflects applied 14-42% discount range to FactSet consensus NAV estimate of $62.83High / low driven by observed trading at Silver and MACGSA NAV estimates of $67.90 (for reference)    Premiums Paid Analysis  Reflects 13.1-22.4% premium range implied by the 25th and 75th percentiles from 17 U.S. REIT transactions >$1Bn in last 5-years where cash comprised >50% of aggregate considerationApplied to Titanium’s closing price of $32.43 on 1/21/2020  Titanium Stock Price as of 1/21/2020: $32.43 Silver Proposed Offer: $57.00                                    $44.82  $27.54  $33.69  $40.63  $47.49  $29.59  $29.50  $36.58  $36.68  $65.39  $42.14  $48.29  $55.23  $67.28  $54.30  $55.00  $54.00  $39.71  $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00  Source:  Note:  Titanium Management projections as presented on 1/6/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Agreement and Plan of Merger dated [1/20/2020] and draft Joint Venture Operating Agreement dated [1/20/2020]. Company filings, Green Street Advisors, FactSet and SNL Financial as of 1/21/2020.Analysis at 12/31/2019 and uses mid-year convention. Net debt reflects 2019E projected balances per Management. Assumes Management-provided share/unit count as of 12/31/2019 which includes RST Phantom Units, Award Profits Units and additional common shares assuming conversion of Series B Preferred Stock.  7

HIGHLY CONFIDENTIAL

PROJECT METAL | III TITANIUM FINANCIAL ANALYSIS

# Discounted Cash Flow Analysis

## KEY ASSUMPTIONS

| | |
|---|---|
| Valuation Date | 12/31/2019 |
| Discount Rate (WACC) | 6.0% |
| 2024E Total Cash NOI | $660 |
| Exit Cap Rate (a) | 6.0% |
| Implied Terminal Valuation | $11,005 |
| *Implied 2023E FFO Multiple* | *16.0x* |
| *Implied EBITDA Exit Multiple* | *17.8x* |
| *Implied Perpetuity Growth Rate* | *1.0%* |

## IMPLIED VALUATION ANALYSIS

| | |
|---|---|
| 2020E-2023E Discounted Cash Flows | $1,413 |
| Terminal Value NPV | 8,715 |
| Net Other Assets & (Liabilities) | (112) |
| Peripheral Land | 17 |
| **Implied Enterprise Value** | **$10,033** |
| Consolidated Secured Debt at Share | (2,220) |
| Share of Unconsolidated Secured Debt | (1,510) |
| Credit Facilities & Term Loans | (1,200) |
| Preferred Stock | (363) |
| Cash & Equivalents @ Share | 68 |
| **Implied Equity Value** | **$4,808** |
| **Implied Value per Share/Unit** | **$54.24** |
| *Titanium Shares/Units Outstanding* | *88.6* |

## SUMMARY CASH FLOWS @ TITANIUM SHARE

| *($ in MMs @ Titanium Share)* | | Management Projections | | | | | CAGR | |
|---|---|---|---|---|---|---|---|---|
| | 2019E | 2020B | 2021E | 2022E | 2023E | 2024E | '19E-'24E | 20E-'24E |
| **Titanium Comparable Cash NOI** | **$590** | **$582** | **$588** | **$599** | **$610** | **$618** | *0.9%* | *1.5%* |
| Non-Cash Adjustments | 9 | 7 | 8 | 8 | 8 | 8 | | |
| **GAAP Comparable NOI** | **$600** | **$589** | **$597** | **$608** | **$618** | **$626** | *0.9%* | *1.5%* |
| *Comparable NOI Growth* | | *(1.8%)* | *1.3%* | *1.9%* | *1.7%* | *1.4%* | | |
| Development NOI (b) | - | 1 | 19 | 28 | 34 | 42 | | |
| Lease Cancellation Income | 10 | 10 | 9 | 7 | 6 | 5 | | |
| Non-Operating Income | 13 | 1 | 0 | 0 | 0 | 0 | | |
| U.S. Recurring Corporate G&A (c) | (46) | (41) | (42) | (42) | (43) | (44) | | |
| Asia G&A at Share | (11) | (8) | (10) | (10) | (10) | (10) | | |
| **Recurring EBITDA** | **$565** | **$552** | **$573** | **$591** | **$605** | **$619** | *1.8%* | *2.9%* |
| *Recurring EBITDA Growth* | | *(2.3%)* | *3.7%* | *3.2%* | *2.4%* | *2.4%* | | |
| **Other Cash Flow Items** | | | | | | | | |
| Straight-Line of Rent & Ground Leases | | (6) | (7) | (7) | (7) | (7) | | |
| Other Non-Cash Items | | 49 | (4) | (4) | (4) | (4) | | |
| **Capital Costs** | | | | | | | | |
| Capital Expenditures | | (90) | (69) | (72) | (63) | (59) | | |
| Development Spend | | (238) | (92) | (60) | (43) | - | | |
| **Unlevered Cash Flow** | | **$267** | **$402** | **$448** | **$488** | **$549** | | |
| Terminal Value @ 6.0% Exit Cap Rate | | - | - | - | $11,005 | | | |
| **Total Unlevered Cash Flow & Terminal Value** | | **$267** | **$402** | **$448** | **$11,493** | | | |

## SENSITIVITY ANALYSIS

| Exit Cap Rate | Discount Rate 6.5% | Discount Rate 6.0% | Discount Rate 5.5% | Implied Perpetuity Growth (d) |
|---|---|---|---|---|
| 6.5% | $44.82 | $46.68 | $48.57 | 0.6% |
| 6.0% | 52.25 | 54.24 | 56.28 | 1.0% |
| 5.5% | 61.02 | 63.18 | 65.39 | 1.4% |

Source: *Titanium Management projections as presented on 1/6/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Agreement and Plan of Merger dated [1/20/2020] and draft Joint Venture Operating Agreement dated [1/20/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 1/21/2020.*

Note: Analysis at 12/31/2019 and uses mid-year convention. Net debt reflects 2019E projected balances per Management. Assumes Management-provided share/unit count as of 12/31/2019 which includes RST Phantom Units, Award Profits Units and additional common shares assuming conversion of Series B Preferred Stock. Peripheral Land and Net Other Assets / (Liabilities) as of 9/30/2019.

(a) Exit cap rate based on 3-year mean implied cap rates of Select Comparable Companies with ±50bps range applied.
(b) Excludes Development NOI at Beverly Center due to straight-line growth projection per Management.
(c) 2019E includes $11MM in EBITDA-related adjustments related to shareholder activism, restructuring, transaction expenses, a one-time promote fee and FV adjustment of equity securities.
(d) Assumes 6.0% discount rate.

LAZARD 8

HIGHLY CONFIDENTIAL

PROJECT METAL III TITANIUM FINANCIAL ANALYSIS

# Discounted Cash Flow Analysis: Select Sensitivity Analyses

## EXIT CAP RATE VS. NOI GROWTH ASSUMPTION

*Note: Assumes 6.0% discount rate*

| | NOI Growth Rate (a) | | |
|---|---|---|---|
| Exit Cap Rate | (100bps) | - | 100bps |
| 6.5% | $43.27 | $46.68 | $50.18 |
| 6.0% | 50.57 | 54.24 | 58.01 |
| 5.5% | 59.20 | 63.18 | 67.26 |

## WACC VS. NOI GROWTH ASSUMPTION

*Note: Assumes 6.0% exit cap rate*

| | NOI Growth Rate (a) | | |
|---|---|---|---|
| Discount Rate | (100bps) | - | 100bps |
| 6.5% | $48.64 | $52.25 | $55.95 |
| 6.0% | 50.57 | 54.24 | 58.01 |
| 5.5% | 52.55 | 56.28 | 60.12 |

## IMPLIED METRICS AT VARIOUS EXIT CAP RATES

*Note: Assumes 6.0% discount rate*

| Exit Cap Rate | Implied Exit FFO Multiple | Implied Perpetuity Growth Rate | Implied Value per Share/Unit |
|---|---|---|---|
| 6.5% | 13.6x | 0.6% | $46.68 |
| 6.0% | 16.0x | 1.0% | 54.24 |
| 5.5% | 18.9x | 1.4% | 63.18 |

## EXIT CAP RATE VS. DEVELOPMENT YIELD ASSUMPTION

*Note: Assumes 6.0% discount rate*

| | Development Yield (b) | | |
|---|---|---|---|
| Exit Cap Rate | - | (100bps) | (200bps) |
| 6.5% | $46.68 | $45.87 | $45.07 |
| 6.0% | 54.24 | 53.38 | 52.52 |
| 5.5% | 63.18 | 62.25 | 61.32 |

Source: *Titanium Management projections as presented on 1/6/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Agreement and Plan of Merger dated [1/20/2020] and draft Joint Venture Operating Agreement dated [1/20/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 1/21/2020.*

Note: Analysis at 12/31/2019 and uses mid-year convention. Net debt reflects 2019E projected balances per Management. Assumes Management-provided share/unit count as of 12/31/2019 which includes RST Phantom Units, Award Profits Units and additional common shares assuming conversion of Series B Preferred Stock. Peripheral Land and Net Other Assets / (Liabilities) as of 9/30/2019.

(a) NOI growth rate sensitivity applied to same-store NOI and excludes NOI impact driven by redevelopment activity as scheduled by Management.

(b) Development Yield sensitivity reflects a change in assumed yield on scheduled projects excluding Beverly Center, Green Hills and Country Club Plaza.

LAZARD 9

HIGHLY CONFIDENTIAL

PROJECT METAL    III TITANIUM FINANCIAL ANALYSIS

# Historical Implied Cap Rate Analysis

## HISTORICAL IMPLIED CAP RATES OVER LAST FIVE YEARS


10.5%
9.5%
8.5%
7.5%
7.0%
6.5%
6.0%
5.5%
5.0%
4.5%
4.0%
01/21/15
07/21/15
01/21/16
07/21/16
01/21/17
07/21/17
01/21/18
07/21/18
01/21/19
07/21/19
01/21/20
9.9%
9.4%
7.2%
7.0%
6.5%
5.8% Mgmt Implied Cap Rate @ $57 Proposal(a)
5.7% GSA Implied Cap Rate @ $57 Proposal(a)
Titanium
Silver
Select Comparable Companies (b)
PEI
Mean Low Productivity Mall REITs (c)

| | Titanium | Silver | Select Comparable Companies (b) | PEI | Mean Low Productivity Mall REITs (c) | Implied Cap Rate Spread to Select Comparable Companies (bps) |
|---|---|---|---|---|---|---|
| Current | 7.2% | 6.5% | 7.0% | 9.4% | 9.9% | 27 |
| 1-Year Avg. | 6.5% | 6.2% | 6.6% | 9.5% | 10.0% | (8) |
| 3-Year Avg. | 5.8% | 6.1% | 6.1% | 9.0% | 9.6% | (32) |
| 5-Year Avg. | 5.5% | 5.7% | 5.7% | 8.4% | 9.0% | (16) |

Source: Titanium Management projections as presented on 1/6/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Agreement and Plan of Merger dated [1/20/2020] and draft Joint Venture Operating Agreement dated [1/20/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 1/21/2020.

(a) Management projected 2020E cash NOI of $583MM vs. Green Street NTM NOI of $575MM.
(b) Select Comparable Companies are Silver and MAC.
(c) Low Productivity Mall REITs are SKT, PEI, WPG and CBL.

LAZARD 10

HIGHLY CONFIDENTIAL

PROJECT METAL | III TITANIUM FINANCIAL ANALYSIS

# WACC Analysis

## Select Comparable Companies Unlevered Beta Analysis

| Select Comparable Companies | Share Price (1/21/20) | Equity Market Capitalization | Total Pro Rata Net Debt (a) | Pref Equity @ Liq Pref | Total Enterpr. Value | TEV Weighting Equity | TEV Weighting Debt | TEV Weighting Pref | ND + Pref / TEV | ND + Pref / Equity | Barra Predicted Beta Levered | Barra Predicted Beta Unlevered |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **High Productivity Malls** | | | | | | | | | | | | |
| Silver | $149.11 | $52,730 | $29,765 | $65 | $82,561 | 63.9% | 36.1% | 0.1% | 36.1% | 56.6% | 0.696 | 0.445 |
| Macerich Company | 26.16 | 4,004 | 7,786 | - | 11,791 | 34.0% | 66.0% | - | 66.0% | 194.5% | 1.130 | 0.384 |
| **Mean** | $87.64 | $28,367 | $18,776 | $33 | $47,176 | 48.9% | 51.0% | 0.0% | 51.1% | 125.5% | 0.913 | 0.414 |
| **Median** | 87.64 | 28,367 | 18,776 | 33 | 47,176 | 60.1% | 39.8% | 0.1% | 51.1% | 125.5% | 0.913 | 0.414 |
| *Titanium* | *$32.43* | *$2,875* | *$4,862* | *$363* | *$8,099* | *35.5%* | *60.0%* | *4.5%* | *64.5%* | *181.8%* | *1.109* | *0.394* |

## Titanium Peer-Derived WACC

| | Mid-Point Drivers | Range of Input Assumptions Low | Range of Input Assumptions High | Range of Results Implied WACC Low | Range of Results Implied WACC High |
|---|---|---|---|---|---|
| Unlevered Beta | 0.414 | 0.380 | 0.440 | 6.0% | 6.4% |
| Net Debt / TEV | 60.0% | 50.5% | 60.5% | | |
| Pref / TEV | 4.5% | 4.5% | 4.5% | | |
| Net Debt + Pref / TEV | 64.5% | 55.0% | 65.0% | 5.7% | 6.3% |
| Implied Net Debt + Pref / Equity | 181.8% | 122.2% | 185.7% | | |
| Implied Levering Factor | 2.818 | 2.222 | 2.857 | | |
| Implied Levered Beta | 1.167 | 0.844 | 1.257 | | |
| Marginal Tax Rate | 0.0% | | | | |
| Risk-Free Rate of Return (b) | 1.8% | | | | |
| U.S. Market Equity Risk Premium (b) | 6.9% | | | | |
| Cost of Equity | 9.8% | | | | |
| Pre-Tax Wtd. Avg. Cost of Debt (c) | 4.2% | | | | |
| Pre-Tax Wtd. Avg. Cost of Pref | 6.4% | | | | |
| **Illustrative WACC** | 6.3% | | | | |
| Min/Max | | | | 5.7% | 6.4% |
| **Selected Range** | | | | 5.5% | 6.5% |

*Sources: Titanium Management projections as presented on 1/6/2020, Bloomberg, MSCI Barra Beta Global Equity Model, Duff & Phelps, FactSet and SNL Financial as of 1/21/2020.*

Note: Barra predicted local beta data as of 12/31/2019. Mid-point drivers held constant under each range of input assumptions for respective sensitivities.

(a) Total net debt includes pro rata portion of debt in unconsolidated joint ventures.

(b) Risk-free rate represents yield on U.S. 10-Year Treasury. Equity risk premium per Duff & Phelps (2019 Cost of Capital: Annual U.S. Guidance and Examples).

(c) Calculated based on projected January 2020 monthly interest expense, per Management projections.

LAZARD

11

 HIGHLY CONFIDENTIAL                                                              11.8x  9.5x8.8x  4.1x3.9x  2.5x  5.0x  7.5x  10.0x  12.5x  15.0x  17.5x  25.0x22.5x20.0x  01/21/15  07/21/15  01/21/16  07/21/16  01/21/18  01/21/20    Titanium    Silver    01/21/17 07/21/17Select Comparable Companies (b)    PEI    07/21/18 01/21/19 07/21/19Mean Low Productivity Mall REITs (c)        Select    Mean Low  NTM FFO M ult.Spread to Select        Comparable    Productivity  Comparable    Titanium  Silver  Companies (b)  PEI  Mall REITs (c)  Companies  Current  8.8x  11.8x  9.5x  4.1x  3.9x  (0.8x)  1-Year Avg.  11.3x  12.9x  11.2x  4.6x  4.3x  0.1x  3-Year Avg.  13.9x  13.5x  13.1x  6.0x  5.6x  0.8x  5-Year Avg.  16.4x  15.3x  15.3x  8.1x  7.2x  1.1x  I I I T I T A N I U M F I N A N C I A L A N A L Y S I S  P R O J E C T M E T A L  Historical NTM FFO Multiples Analysis  HISTORICAL NTM FFO MULTIPLES OVER LAST FIVE YEARS  Titanium has historically traded at a mean NTM FFO multiple premium of ~0.1-1.1x relative to Select Comparable Companies, which compares to a ~0.8x discount currently  Source:  (a)(b)(c)  Titanium Management projections as presented on 1/6/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Agreement and Plan of Merger dated [1/20/2020] and draft Joint Venture Operating Agreement dated [1/20/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 1/21/2020.Management projected 2020E FFO per share/unit of $3.65 vs. analyst consensus 2020E FFO per share/unit of $3.68 per FactSet. Select Comparable Companies are Silver and MAC.Low Productivity Mall REITs are SKT, PEI, WPG and CBL.        Implied 15.5x Analyst 2020E FFO @ $57 Proposal(a)    Implied 15.6x Mgmt 2020E FFO @ $57 Proposal(a)                12

HIGHLY CONFIDENTIAL

PROJECT METAL III TITANIUM FINANCIAL ANALYSIS

# Precedent Transactions Analysis

## Select Precedent REIT Transaction Analysis

| Date Announced | Unaffected Date (a) | Target | Acquiror | Transaction Value ($Bn) | Consideration | NTM FFO (x) (b) | Implied Cap Rate |
|---|---|---|---|---|---|---|---|
| 03/26/18 | 11/06/17 | General Growth Properties | Brookfield Property Partners L.P. | $26.4 | Cash & Stock | 14.4x | 5.7% |
| 09/16/14 | 09/15/14 | Glimcher Realty Trust | Washington Prime Group, Inc. | 4.3 | Cash & Stock | 18.0x | 5.8% |
| **Mean** | | | | **$15.3** | | **16.2x** | **5.8%** |
| **Median** | | | | **$15.3** | | **16.2x** | **5.8%** |
| **Illustrative Titanium Metrics at $57 Proposal (c)** | | | | **$10.3** | | **15.6x** | **5.8%** |

## Select Additional Reference REIT Transactions

| Date Announced | Unaffected Date (a) | Target | Acquiror | Transaction Value ($Bn) | Consideration | NTM FFO (x) | Implied Cap Rate |
|---|---|---|---|---|---|---|---|
| 12/12/17 | 12/11/17 | Westfield | Unibail-Rodamco | $22.5 | Stock; minimal cash consideration | 21.1x | 4.5% |

Source: *Titanium Management projections as presented on 1/6/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Agreement and Plan of Merger dated [1/20/2020] and draft Joint Venture Operating Agreement dated [1/20/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 1/21/2020.*

(a) Unaffected Date / Price reflects closing date prior to transaction announcement, or other relevant date as referenced in public filings for the respective transaction.

(b) FFO multiple for GGP / Brookfield transaction based on Management projected NTM FFO per 13E-3 filing.

(c) NTM FFO multiple and implied cap rate are based on Management projected 2020E FFO per share/unit of $3.65 and cash NOI of $583MM, respectively.

LAZARD 13

 HIGHLY CONFIDENTIAL                I I I T I T A N I U M F I N A N C I A L A N A L Y S I S  Titanium Analyst Estimates & Guidance  P R O J E C T M E T A L  CONSENSUS MEAN FFO PER SHARE ESTIMATES OVER TIME(b)  SELECT ANALYST COMMENTARY                                      $3.59  $3.68  $3.88  $3.50  $3.60  $3.70  $3.80  $3.90  $4.00  $4.10  $4.20  $4.30  1/21/2020  5/03/2019      7/30/20192019E 2020E    10/23/20192021E  $3.68  $3.59  $3.88  TITANIUM SUMMARY BROKER ESTIMATES  Analyst sentiment relatively negative following Q3 earnings with focus on negative SSNOI growth and reduced guidanceAnalysts generally positive however on tenant sales growthUnclear how sales growth translates to Titanium earningsGeneral recognition that shares trade at significant discount“Wait-and-see” approach around Asia JV transaction with Blackstone, but generally viewed transaction positively    Current Titanium Share Price: $32.43  Broker  Date  Rating  Target  Return  2019E  2020E  2021E  2019E  2020E  2021E  2019E  2020E  2021E  2019E  2020E  2021E  NAV  to NAV (a)  KeyBanc Capital Markets  12/13/2019  Buy  $ 55.00  70%  $ 3.57  $ 3.70  $ 3.92  9.1x  8.8x  8.3x  n/a  n/a  n/a  n/a  n/a  n/a  n/a  n/a  Evercore ISI  1/17/2020  Hold  38.00  17%  3.54  3.71  3.83  9.2x  8.7x  8.5x  2.55  2.56  2.64  12.7x  12.7x  12.3x  50.76  (36%)  Deutsche Bank Research  1/6/2020  Hold  36.00  11%  3.45  3.59  n/a  9.4x  9.0x  n/a  2.73  2.86  n/a  11.9x  11.3x  n/a  42.35  (23%)  Mizuho Securities USA  1/14/2020  Hold  34.00  5%  3.35  3.53  n/a  9.7x  9.2x  n/a  2.59  2.55  n/a  12.5x  12.7x  n/a  67.00  (52%)  JP Morgan  12/17/2019  Sell  34.00  5%  3.69  3.72  3.85  8.8x  8.7x  8.4x  1.70  2.71  2.82  19.1x  12.0x  11.5x  76.48  (58%)  Scotiabank GBM  1/17/2020  Hold  33.00  2%  3.67  3.68  3.84  8.8x  8.8x  8.4x  2.63  2.52  2.63  12.4x  12.9x  12.3x  60.75  (47%)  BMO Capital Markets  1/17/2020  Hold  33.00  2%  3.69  3.65  3.77  8.8x  8.9x  8.6x  2.48  2.38  2.41  13.1x  13.6x  13.5x  56.80  (43%)  Piper Sandler Companies  12/9/2019  Hold  33.00  2%  3.53  3.61  3.72  9.2x  9.0x  8.7x  2.33  2.51  2.61  13.9x  12.9x  12.4x  63.60  (49%)  Jefferies  1/14/2020  Hold  31.00  (4%)  3.68  3.70  3.96  8.8x  8.8x  8.2x  2.80  2.93  3.23  11.6x  11.1x  10.0x  n/a  n/a  Morgan Stanley  12/18/2019  Hold  29.50  (9%)  3.69  3.79  4.04  8.8x  8.6x  8.0x  n/a  n/a  n/a  n/a  n/a  n/a  n/a  n/a  Raymond James  12/4/2019  Hold  n/a  n/a  3.52  3.70  3.93  9.2x  8.8x  8.3x  2.31  2.43  2.62  14.0x  13.3x  12.4x  70.89  (54%)  BTIG  1/17/2020  Hold  n/a  n/a  3.67  3.70  n/a  8.8x  8.8x  n/a  1.94  1.73  n/a  16.7x  18.7x  n/a  76.85  (58%)                                        Mean      $ 35.65  10%  $ 3.59  $ 3.67  $ 3.87  9.0x  8.8x  8.4x  $ 2.41  $ 2.52  $ 2.71  13.8x  13.1x  12.1x  $ 62.83  (47%)  Median      33.50  3%  3.62  3.70  3.85  9.0x  8.8x  8.4x  2.52  2.54  2.63  12.9x  12.8x  12.3x  63.60  (49%)  Green Street Advisors  1/21/2020  Hold  n/a  n/a  n/a  $3.72  $3.72  n/a  8.7x  8.7x  n/a  $2.46  $2.45  n/a  13.2x  13.2x  $67.90  (52%)  Mean (Incl. GSA)      $ 35.65  10%  $3.59  $3.68  $3.86  9.0x  8.8x  8.4x  $2.41  $2.51  $2.68  13.8x  13.1x  12.2x  $ 63.34  (47%)  Median (Incl. GSA)      33.50  3%  3.62  3.70  3.85  9.0x  8.8x  8.4x  2.52  2.52  2.62  12.9x  12.9x  12.4x  65.30  (50%)  FactSet Consensus Mean (b)(c)      35.13  8%  3.59  3.68  3.88  9.0x  8.8x  8.4x  2.41  2.52  2.71  13.5x  12.9x  12.0x  62.83  (48%)  ($)  Price  Implied  FFO/Share  FFO Multiple (a)  AFFO/Share  AFFO Multiple (a)  Est.  Prem./(Disc.)                                  Source:(a)(b)(c)  FactSet, Green Street Advisors and SNL Financial as of 1/21/2020.FFO and AFFO multiples, as well as Premium / (Discount) to NAV calculated with reference to Titanium’s current share price. FactSet Consensus Mean includes anonymous estimates.FactSet Consensus Implied Return, Multiples and Premium / (Discount) to NAV calculated using per share consensus mean metrics with reference to Titanium’s current share price.    14

HIGHLY CONFIDENTIAL

PROJECT METAL | III TITANIUM FINANCIAL ANALYSIS

# Premiums Paid Analysis

**SELECT PRECEDENT US REIT TRANSACTIONS >$1BN**

| Date Announced | Unaffected Date (a) | | Target | Sector | Acquiror | Transaction Value ($Bn) | Consideration | Transaction Premium to: Unaffected Price (a) | 1-Day VWAP (b) | 30-Day VWAP (b) |
|---|---|---|---|---|---|---|---|---|---|---|
| 10/27/19 | 10/25/19 | (c) | Liberty Property Trust | Industrial | Prologis, Inc. | $12.6 | Stock | 21% | 21% | 20% |
| 07/31/18 | 06/15/18 | | Forest City Realty Trust, Inc. | Diversified | Brookfield Asset Management Inc. | 11.4 | Cash | 27% | 10% | 11% |
| 07/18/19 | 06/26/19 | | Pure Multi-Family REIT | Apartment | Cortland | 1.2 | Cash | 15% | 4% | 5% |
| 05/06/19 | 05/03/19 | (c) | Chesapeake Lodging Trust | Lodging | Park Hotels & Resorts Inc. | 2.7 | Cash & Stock | 6% | 6% | 9% |
| 03/25/19 | 03/22/19 | (c) | TIER REIT, Inc. | Office | Cousins Properties Incorporated | 2.4 | Stock | 16% | 14% | 20% |
| 09/06/18 | 03/27/18 | (c) | LaSalle Hotel Properties | Lodging | Pebblebrook Hotel Trust | 5.2 | Cash & Stock | 46% | 3% | 4% |
| 06/25/18 | 06/01/18 | | Education Realty Trust | Student Housing | Greystar | 4.6 | Cash | 9% | 2% | 10% |
| 05/07/18 | 05/04/18 | | Gramercy Property Trust | Industrial | The Blackstone Group L.P. | 7.4 | Cash | 15% | 16% | 23% |
| 04/29/18 | 04/27/18 | (c) | DCT Industrial Trust Inc. | Industrial | Prologis, Inc. | 8.1 | Stock | 16% | 16% | 20% |
| 03/26/18 | 11/06/17 | | General Growth Properties | Retail | Brookfield Property Partners L.P. | 26.4 | Cash & Stock | 15% | 3% | 1% |
| 08/10/17 | 08/09/17 | (c) | Starwood Waypoint Homes | SFR | Invitation Homes | 8.0 | Stock | 1% | 1% | (2%) |
| 07/04/17 | 07/03/17 | | Monogram Residential Trust, Inc. | Apartment | Greystar / APG / GIC / Ivanhoe | 3.7 | Cash | 22% | 23% | 22% |
| 06/30/17 | 06/29/17 | | Parkway, Inc. | Office | CPPIB | 1.6 | Cash | 13% | 13% | 15% |
| 06/28/17 | 03/24/17 | | First Potomac Realty Trust | Office | Government Properties Income Trust | 1.3 | Cash | 11% | (2%) | 1% |
| 06/09/17 | 06/08/17 | (c) | DuPont Fabros Technology, Inc. | Data Center | Digital Realty Trust, Inc. | 7.3 | Stock | 15% | 15% | 20% |
| 05/07/17 | 05/05/17 | (c) | Care Capital Properties, Inc. | Healthcare | Sabra Health Care REIT, Inc. | 4.0 | Stock | 12% | 12% | 10% |
| 04/24/17 | 04/21/17 | (c) | FelCor Lodging Trust, Inc. | Lodging | RLJ Lodging Trust | 2.8 | Stock | 17% | 17% | 16% |
| 02/27/17 | 02/24/17 | | Silver Bay Realty Trust Corp. | SFR | Tricon Capital Group, Inc. | 1.4 | Cash | 19% | 20% | 24% |
| 11/14/16 | 11/14/16 | (c) | Equity One, Inc. | Retail | Regency Centers Corp. | 5.8 | Stock | 11% | 13% | 8% |
| 08/15/16 | 08/12/16 | (c) | Post Properties, Inc. | Apartment | Mid-America Apartment Communities | 4.8 | Stock | 17% | 16% | 16% |
| 04/29/16 | 04/28/16 | (c) | Parkway Properties, Inc. | Office | Cousins Properties Incorporated | 3.7 | Stock | 13% | 13% | 14% |
| 02/25/16 | 01/15/16 | | Rouse Properties, Inc. | Retail | Brookfield Asset Management | 2.5 | Cash | 35% | 4% | 5% |
| 12/15/15 | 12/14/15 | | Inland Real Estate Corporation | Retail | DRA Advisors LLC | 1.9 | Cash | 7% | 6% | 11% |
| 12/03/15 | 11/27/15 | (c) | American Residential Properties, Inc. | SFR | American Homes 4 Rent | 1.4 | Stock | 14% | 8% | 18% |
| 11/08/15 | 11/06/15 | (c) | Plum Creek Timber Company, Inc. | Timber | Weyerhaeuser Company | 11.8 | Stock | 21% | 21% | 20% |
| 10/16/15 | 10/16/15 | | Campus Crest Communities, Inc. | Student Housing | Harrison Street Real Estate Capital | 1.7 | Cash | 24% | 25% | 37% |
| 10/08/15 | 09/22/15 | | BioMed Realty Trust, Inc. | Healthcare | The Blackstone Group L.P. | 8.0 | Cash | 24% | 10% | 19% |
| 09/08/15 | 07/23/15 | | Strategic Hotels & Resorts, Inc. | Lodging | The Blackstone Group L.P. | 5.8 | Cash | 13% | 5% | 4% |
| 06/22/15 | 04/24/15 | | Home Properties, Inc. | Apartment | Lone Star Funds | 7.6 | Cash | 9% | 3% | 2% |
| 04/22/15 | 04/20/15 | | Associated Estates Realty Corporation | Apartment | Brookfield Asset Management Inc. | 2.5 | Cash | 19% | 18% | 17% |
| 04/10/15 | 04/09/15 | | Excel Trust, Inc | Retail | The Blackstone Group L.P. | 1.7 | Cash | 15% | 15% | 14% |
| **All-Cash & >50% Cash Consideration (17 Transactions)** | | | | | | | | | | |
| 25th Percentile | | | | | | $1.7 | | 13.1% | 3.9% | 5.2% |
| Mean | | | | | | $5.3 | | 17.2% | 10.2% | 13.0% |
| Median | | | | | | $2.5 | | 14.9% | 10.3% | 11.3% |
| 75th Percentile | | | | | | $7.4 | | 22.4% | 15.6% | 19.2% |
| ***All REIT Transactions (31 Transactions)*** | | | | | | | | | | |
| *25th Percentile* | | | | | | *$2.1* | | *12.4%* | *4.4%* | *6.8%* |
| *Mean* | | | | | | *$5.5* | | *16.6%* | *11.3%* | *13.4%* |
| *Median* | | | | | | *$4.0* | | *14.9%* | *12.8%* | *14.1%* |
| *75th Percentile* | | | | | | *$7.5* | | *20.1%* | *16.0%* | *19.7%* |
| Illustrative Titanium Metrics at $57 Proposal | | | | | | $10.3 | | 75.8% | 76.2% | 84.5% |

Source: *Titanium Management projections as presented on 1/6/2020. All cash flows at Titanium share. All references to contemplated Transaction terms reference the draft Agreement and Plan of Merger dated [1/20/2020] and draft Joint Venture Operating Agreement dated [1/20/2020]. Company filings, FactSet, Green Street Advisors and SNL Financial as of 1/21/2020.*

(a) Unaffected Date / Price reflects closing date prior to transaction announcement, or other relevant date as referenced in public filings for the respective transaction.

(b) 1-Day and 30-Day VWAP based on closing price the day prior to transaction announcement.

(c) Represents transactions for which cash comprised <50% consideration and are shown for informational purposes.

LAZARD

15